EXHIBIT 99.1


Laboratory Corporation of America-Registered Trademark- Holdings
358 South Main Street
Burlington, NC   27215
Telephone:  336-584-5171


FOR IMMEDIATE RELEASE

Contact:     336-436-4855
Pamela Sherry
Investor@labcorp.com

Shareholder Direct:     800-LAB-0401
www.labcorp.com

LABORATORY CORPORATION OF AMERICA-REGISTERED TRADEMARK-
ANNOUNCES 2002 FOURTH QUARTER AND FULL YEAR RESULTS

Strong Results Fueled by Genomic Testing and
Substantial Cash Flow Generation

Burlington, NC, February 18, 2003 - Laboratory Corporation of
America-Registered Trademark- Holdings (LabCorp-Registered
Trademark-) (NYSE: LH) today announced results for the quarter and year ended December 31, 2002.

Fourth Quarter Results:

Revenues in the fourth quarter were $650.1 million, an increase of
15.3 percent compared to the same period in 2001, and reflect the acquisition of Dynacare Inc. on July 25, 2002. Testing volume, measured by accessions, increased 13.0 percent and price per accession increased 2.3 percent compared to fourth quarter 2001.

Net income for the quarter increased to $53.0 million, or $0.36 per diluted share, compared to 2001 fourth quarter net income of $46.6 million, or $0.33 per diluted share, adjusted for the required change in goodwill accounting (SFAS 142).

Earnings before interest, taxes, depreciation and amortization
(EBITDA) were $123.9 million for the fourth quarter, or 19.1 percent of net sales, compared to $104.9 million, or 18.6 percent of net sales, for the same period in 2001. Bad debt expense remained at
8.4 percent of sales and days sales outstanding were 54 days. By the end of the quarter, the Company had repaid all of the $200 million in debt borrowed on July 25 in connection with the acquisition of Dynacare. Operating cash flow was $105.0 million and the cash balance at the end of the quarter was $56.4 million.

Full Year Results :

For the twelve-month period ended December 31, 2002, revenues were $2.508 billion, an increase of 14.0 percent compared to 2001, and reflect the acquisition of Dynacare on July 25, 2002. Testing volume, measured by accessions, increased 10.7 percent and price per accession increased 3.3 percent compared to 2001.

Net income was $264.8 million, or $1.84 per diluted share, compared to $212.6 million in 2001, or $1.51 per diluted share, before special items in both years and adjusted for the required change in goodwill accounting. EBITDA was $563.8 million, or 22.5 percent of sales, compared to $468.7 million, or 21.3 percent of sales, adjusted for special items in both years. Operating cash flow was $431.5 million, representing a 36 percent increase compared to 2001.

The special items relate to a $17.5 million pre-tax restructuring charge recorded in the third quarter of 2002 in connection with the integration of Dynacare, which reduced earnings per share by $0.07, and an extraordinary item and one-time charge in the third quarter of 2001 relating to early extinguishment of debt.

"Our 2002 results demonstrate LabCorp's ability to effectively accomplish our operational objectives, implement important strategic initiatives and expand our industry-leading EBITDA margins, all while continuing to generate strong cash flows and volume growth in our genomic testing business," said Thomas P. Mac Mahon, chairman and chief executive officer. "We also continued to successfully integrate Dynacare, achieving our anticipated synergy savings in 2002 of $4 million."

"As we begin the year 2003, we have achieved our goal of positioning the company for sustained future growth," noted Mr. Mac Mahon. "We are particularly excited by our recent acquisition of DIANON Systems, Inc., a respected leader in cancer and genetic testing. We view anatomic pathology and gene-based cancer testing as one of the most important growth opportunities over the next three to five years. Our combined companies are now well-positioned to offer innovative new genomic tests for cancer through our partnerships with technology leaders such as Myriad Genetics, EXACT Sciences, Celera Diagnostics and Correlogic, Inc."

A live broadcast of LabCorp's quarterly conference call on February 19, 2003 will be available online at www.labcorp.com or at www.streetevents.com beginning at 9:00 a.m. Eastern Time, with an online rebroadcast continuing through March 19, 2003. The live call at 9:00 a.m. is also available in a listen-only mode by dialing 212-896-6113. A telephone replay of the call will be available through February 26, 2003 and can be heard by dialing 800-633-8284 (402-977-9140 for international callers). The access code for the replay is 211-16-073.

The first national clinical laboratory to fully embrace genomic testing, Laboratory Corporation of America-Registered Trademark-Holdings (LabCorp-Registered Trademark-) has been a pioneer in commercializing new diagnostic technologies. As a national laboratory with annual revenues of $2.5 billion in 2002 and over 24,000 employees, the Company offers more than 4,000 clinical tests ranging from routine analyses to sophisticated molecular diagnostics. Serving over 200,000 clients nationwide, LabCorp combines its expertise in innovative clinical testing technology with its Centers of Excellence. The Center for Molecular Biology and Pathology, in Research Triangle Park, North Carolina, offers state-of-the-art molecular gene-based testing in infectious disease, oncology and genetics. DIANON Systems, its Anatomic Pathology Center of Excellence, is a leader in oncology and genetic testing, and National Genetics Institute in Los Angeles is an industry leader in developing novel, highly sensitive polymerase chain reaction (PCR) methods for testing hepatitis C and other blood borne infectious agents. LabCorp's Minneapolis-based ViroMed offers molecular microbial testing using real time PCR platforms, while its Center for Esoteric Testing in Burlington, North Carolina, performs the largest volume of specialty testing in the network. LabCorp's clients include physicians, state and federal government, managed care organizations, hospitals, clinics, pharmaceutical and Fortune 1000 companies, and other clinical laboratories.

Each of the above forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp's financial results is included in the Company's Form 10-K for the year ended December 31, 2001 and subsequent SEC filing, and will be available in its Form 10-K for the year ended December 31, 2002, when filed.


- End of Text  -

- Table to Follow -

LABORATORY CORPORATION OF AMERICA HOLDINGS
Consolidated Statements of Operations
(Dollars in millions, except per share data)

                                            Three Months Ended
                                               December 31,
                                          ---------------------
                                             2002         2001
                                          ---------------------

Net sales                                 $  650.1     $  563.7
Cost of sales                                396.2        338.6
Selling, general and administrative          158.2        136.1
Amortization of intangibles and
   other assets                                7.4         11.6
Restructuring and other special charges         --           --
                                           -------      -------
Operating income                              88.3         77.4
                                           -------      -------
Other income (expense)                        (0.2)         0.1
Interest income                                0.7          0.8
Interest expense                              (5.5)        (4.1)
Income from equity investments, net            7.2           --
Termination of interest rate swap agreement    --            --
                                           -------      -------
Earnings before income taxes and
   extraordinary loss                         90.5         74.2

Provision for income taxes                    37.5         33.4
                                           -------      -------
Net earnings before extraordinary loss    $   53.0     $   40.8
Extraordinary loss, net of tax benefit          --           --
                                           -------      -------
Net earnings after extraordinary loss     $   53.0     $   40.8
                                           =======      =======

Net earnings before extraordinary loss
   and special charges                    $   53.0     $   40.8
                                           =======      =======

Diluted earnings per common share:
---------------------------------
Net earnings before extraordinary loss    $   0.36     $   0.29
                                           -------      -------
Net earnings after extraordinary loss     $   0.36     $   0.29
                                           -------      -------
Net earnings before extraordinary loss
   and special charges                    $   0.36     $   0.29
                                           -------      -------

Weighted average shares outstanding          146.4        141.5
                                           -------      -------
EBITDA                                    $  123.9     $  104.9
                                           -------      -------

                                                Year Ended
                                               December 31,
                                          ---------------------
                                            2002         2001
                                          ---------------------

Net sales                                 $2,507.7     $2,199.8
Cost of sales                              1,445.9      1,274.2
Selling, general and administrative          585.5        516.5
Amortization of intangibles and
   other assets                               23.8         41.5
Restructuring and other special charges       17.5           --
                                           -------      -------
Operating income                             435.0        367.6
                                           -------      -------
Other income (expense)                        (0.6)        (1.8)
Interest income                                3.7          2.4
Interest expense                             (19.2)       (27.0)
Income from equity investments, net           13.4           --
Termination of interest rate swap agreement    --          (8.9)
                                           -------      -------
Earnings before income taxes and
   extraordinary loss                        432.3        332.3

Provision for income taxes                   177.7        149.5
                                           -------      -------
Net earnings before extraordinary loss    $  254.6     $  182.8
Extraordinary loss, net of tax benefit          --          3.2
                                           -------      -------
Net earnings after extraordinary loss     $  254.6     $  179.6
                                           =======      =======

Net earnings before extraordinary loss
   and special charges                    $  264.8     $  187.7
                                           =======      =======

Diluted earnings per common share:
---------------------------------
Net earnings before extraordinary loss    $   1.77     $   1.00
                                           -------      -------
Net earnings after extraordinary loss     $   1.77     $   0.98
                                           -------      -------
Net earnings before extraordinary loss
   and special charges                    $   1.84     $   1.33
                                           -------      -------

Weighted average shares oustanding           144.2        141.1
                                           -------      -------
EBITDA                                    $  563.8     $  468.7
                                           -------      -------

LABORATORY CORPORATION OF AMERICA HOLDINGS
Consolidated Balance Sheets
(Dollars in millions, except per share data)

                                December 31,          December 31,
                              ------------------     --------------

                                    2002                  2001
                              ------------------     --------------
Cash and cash equivalents        $    56.4              $   149.2
Accounts receivable, net             393.0                  365.5
Property, plant & equipment          351.2                  309.3
Intangible assets, net             1,217.5                  968.5
Investments in equity affiliates     400.8                     --
Other assets                         173.1                  137.1
                                  --------               --------
                                 $ 2,592.0              $ 1,929.6
                                  ========               ========

Total bank debt                  $     3.5              $      --
Zero coupon-subordinated notes       512.9                  502.8
Other liabilities                    483.7                  341.3
Shareholders' equity               1,591.9                1,085.5
                                  --------               --------
                                 $ 2,592.0              $ 1,929.6
                                  ========               ========


Notes to Financial Tables
-------------------------

1) During the third quarter of 2002, the Company recorded restructuring and other special charges of $17.5 million, principally relating to costs that will be incurred as part of its integration of the Dynacare acquisition, which closed on July 25, 2002.

2) During the third quarter of 2001, the Company recorded an extraordinary loss of $3.2 million (net of tax benefit) relating to the write-off of unamortized bank fees associated with the Company's term debt, which was repaid in September of 2001. The Company also recorded a charge of $8.9 million as a result of a payment made to a bank to terminate an interest rate swap agreement tied to the Company's term loan.

3) EBITDA represents income before net interest expense, income taxes, depreciation and amortization and before the loss on termination of an interest rate swap agreement and extraordinary item in 2001 and restructuring and other charges principally relating to the integration of the Dynacare acquisition in 2002. EBITDA also includes the Company's proportional share of the underlying EBITDA from the income from equity investments.

4) In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangibles" ("SFAS 142"), which the Company adopted on January 1, 2002. The following table presents net income and diluted earnings per common share data adjusted to exclude the amortization of goodwill, assuming that SFAS 142 had been in effect for the periods presented (in millions, except per share data):

                                 Three Months Ended    Twelve Months Ended
                                  December 31, 2001     December 31, 2001
                                 ------------------    -------------------
Net income:
----------
Adjusted net earnings before
  extraordinary loss                $   46.6               $  207.7
Adjusted net earnings after
  extraordinary loss                    46.6                  204.5

Adjusted net earnings before
  extraordinary loss and
  special charges                       46.6                  212.6


Diluted earnings per common share:
---------------------------------
Adjusted earnings per common
  share before extraordinary loss   $   0.33               $   1.47
Adjusted earnings per common
  share after extraordinary loss        0.33                   1.45

Adjusted earnings per common
  share before extraordinary loss
  and special charges                   0.33                   1.51